EX-99.906CERT
The Dow Target Variable Fund LLC
DECEMBER 31, 2006
SECTION 906 CERTIFICATIONS
John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of The Dow Target Variable Fund LLC (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for December 31, 2006 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 7, 2007	March 7, 2007

Date	Date

/s/ John J. Palmer	/s/ R. Todd Brockman

John J. Palmer	R. Todd Brockman
President and Manager	Treasurer
The Dow Target Variable Fund LLC	The Dow Target Variable Fund LLC
A signed original of this written statement required by Section 906 has been provided to The Dow Target Variable Fund LLC and will be retained by The Dow Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.